Exhibit 10.3

Apache Corporation

Amendment of Restricted Stock Unit Awards

Recipient Name:	Thomas P. Chambers (“Recipient”, “Employee,” “you” or “your”)

Company:	Apache Corporation

Amendment:	This is a summary of the amendment of the terms of your grant(s) of Restricted Stock Units (“RSUs”) under certain prior notices (the “Grant Notices”) subject to the terms of the Apache Corporation 2007 Omnibus Equity Compensation Plan, as amended and the Apache Corporation 2011 Omnibus Equity Compensation Plan, as amended (the “Plans”) and the Restricted Stock Unit Award Agreements (the “Agreements”).

You were previously awarded Apache Corporation RSUs in accordance with the terms of the Plans and the Agreements. In connection with your separation from service with the Company effective August 31, 2014 (the “Separation Date”) and the terms of the separation agreement between you and the Company (the “Separation Agreement”), for purposes of vesting of your outstanding RSUs determined as of the Separation Date under the Plans, upon your acceptance of this Amendment, the Company agrees that such outstanding RSUs will continue to vest according to their original schedules and any agreed amendments to said equity plans and award agreements as if you continued employment with the Company after your Separation Date, provided that such vesting shall occur at such times solely if you are then in compliance with the provisions of the Separation Agreement. For the avoidance of doubt, however, you will not be treated as continuing in employment with the Company after the Separation Date for purposes of the Change of Control provisions of the Plans and the Agreements. Employee’s exclusion from receiving the benefits of the Change of Control provisions of the Plans and Agreements shall not diminish nor terminate the other rights and benefits provided to Employee regarding restricted stock units, and in lieu of TSRs and Business Performance Shares under the Apache Corporation Employee Release and Settlement Agreement between Employee and Apache Corporation.

Affected Awards:	All outstanding Restricted Stock Units under the Plans as of the Separation Date.

Plans:	Apache Corporation 2007 Omnibus Equity Compensation Plan, as amended.

Apache Corporation 2011 Omnibus Equity Compensation Plan, as amended

Acceptance:	Please indicate your acceptance of this Amendment by executing the attached Amendment and returning it to Margery M. Harris. Upon acceptance of this Amendment you will be able to continue to access your account at netbenefits.fidelity.com. By accepting this Amendment, you

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will have agreed to the terms and conditions set forth in the Amendment and the terms and conditions of the Plans. You also agree to immediately notify Apache Corporation of any future change in your address or other contact information. If you do not accept this Amendment, for purposes of vesting of your RSUs, you will be treated as terminating from employment with the Company on the Separation Date.

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Apache Corporation

Amendment of Restricted Stock Unit Agreements

This Amendment to the Restricted Stock Unit Award Agreements is entered into in connection with the Recipient’s separation from service with Apache Corporation (together with its Affiliates, the “Company”) effective August 31, 2014 (the “Separation Date”) and the terms of the separation agreement between the Recipient and the Company (the “Separation Agreement”) and governs all outstanding RSUs under the Plans and the Agreements, determined as of the Separation Date, between the Company and the Recipient.

1.	Section 3 of each of the Agreements is hereby amended to add a new paragraph at the end thereof, which shall read as follows:

Separation Agreement. Notwithstanding the provisions of Section 3 of any Agreement or the provisions of the Grant Notices or the Plans to the contrary, for purposes of vesting of the RSUs, the Recipient’s employment shall be deemed to continue with the Company following the Separation Date provided that the Recipient remains in compliance with the provisions of the Separation Agreement. The Recipient shall immediately notify the Company of any future change in address or other contact information.

2.	The remaining terms of the Agreements and the Plans shall continue in full force and effect except as provided in the controlling Apache Corporation 2014 Employee Release and Settlement Agreement between Recipient and Apache Corporation.

3.	This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.	If any provision of this Amendment is held invalid or unenforceable, the remainder of this Amendment shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

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IN WITNESS HEREOF the parties have caused this Amendment to be executed, agreed and accepted, effective as of August 31, 2014.

APACHE CORPORATION			THOMAS P. CHAMBERS

By:	/s/ Margery M. Harris	By:	/s/ Thomas P. Chambers
	Margery M. Harris		Thomas P. Chambers
Executive Vice President, Human Resources

ATTEST:

/s/ Cheri L. Peper
Cheri L. Peper
Corporate Secretary

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